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                                                                    EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in Amendment No. 6 on this Registration Statement on Form S-3 of our report dated February 14, 2001, except as to the third paragraph in Note 5 which is as of May 2, 2001, relating to the financial statements and financial statement schedule, which appears in Kinder Morgan, Inc.'s Amendment No. 2 on Form 10-K/A for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Houston, Texas
May 14, 2001